Exhibit 10.8.1
IDLEAIRE TECHNOLOGIES CORPORATION
SECOND AMENDED AND RESTATED
2000 INCENTIVE STOCK PLAN
as of November 10, 2006
This SECOND AMENDED AND RESTATED 2000 INCENTIVE STOCK PLAN (“Plan”) by IdleAire Technologies Corporation, a Delaware corporation (“Company”) amends and restates the Amended and Restated 2000 Stock Option Plan in its entirety. Capitalized terms used herein unless otherwise defined are defined in paragraph 16 of this Plan.
1. Stock Subject to the Plan.
     The total number of shares which shall be subject to the Plan and which shall be reserved for issuance or transfer upon the satisfaction of conditions on Awards to be granted from time to time under the Plan is an aggregate of 20,000,000 shares of Common Stock, which shares may be in whole or in part, as the Board shall from time to time determine, authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company. If any Award granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the shares subject thereto shall again be available for the purposes of the Plan. All shares available for grants under the Plan are available for grants of Incentive Stock Options under the Plan. Notwithstanding the foregoing, in the discretion of the Board, the number of shares subject to issuance under the Plan may be increased.
2. Administration. The Plan shall be administered as follows:
(a)	The Plan shall be administered by the Stock Option Committee (“Committee”). Actions by the Committee for purposes of the Plan shall be by not less than a majority of its members, or in the case of any action directly affecting one or more of the Committee members, by not less than a majority of those members not affected directly by the action. Any decision or determination reduced to writing and signed by all the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee, if not then composed of the full Board, shall report all action taken by it to the Board.

(b)	In the granting of Awards under the Plan and during the term of such Awards, the Committee shall have authority in its discretion, but subject to the express provisions of the Plan:
1.	to determine the employees to whom Awards shall be granted;

2.	to determine the time or times when Awards shall be granted;

3.	to determine whether an Option shall be granted as an Incentive Stock Option or a non-qualified stock Option;

4.	to determine the purchase price of the Common Stock covered by each Award;

5.	to determine the number of shares to be subject to each Award, except that no Award for fractional shares may be issued;

6.	to determine when an Award can be exercised and whether in whole or in installments as the result of a vesting schedule triggered by the passage of time or the attainment of performance goals set by the Committee and approved by the Board;

7.	to determine the conditions that must be satisfied for restrictions to be removed from stock subject to Restricted Stock awards granted and the timing and manner by which those conditions must be satisfied;

8.	to prescribe, amend, and rescind rules and regulations relating to the Plan;

9.	to determine any other terms and provisions and any related amendments of the individual Award agreements (each an “Award Agreement”), which need not be identical for each recipient of an Award, including such terms and provisions (and amendments) as shall be required in the judgment of the Committee to conform to any change in any law or regulation applicable thereto, and with particular regard to any changes in or effect of the Code and the regulations thereunder; and

10.	to make all other determinations deemed necessary or advisable for the administration of the Plan.
Notwithstanding the foregoing, in a manner consistent with Section 157 of the Delaware General Corporate Law, the Committee may in its discretion delegate any of the foregoing duties to any of the following officers who may act singly or together to make Awards to employees who are not subject to Section 16(a) of the Securities Exchange Act of 1934, as amended: Chief Executive Officer, Chief Financial Officer, Executive Vice President and the Senior Vice President.
3. Eligibility.
     Awards may be granted under this Plan only to employees, officers or directors of the Company, a subsidiary or other Affiliate, or to members of any advisory panel or board established at the direction of the Board. In determining the Persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee may take into account the nature of the services rendered by the respective Persons, their present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant. Awards may be granted to Persons who hold or have held Awards under the Plan or any other previous or contemporaneous plans.
4. Term of the Plan.
     No Award shall be granted or amended pursuant to this Plan after 10 years from the date of adoption of the Plan by the Company, but Awards granted before such date may extend beyond that date and the terms of this Plan shall continue to apply to such Awards and to the shares acquired by exercise of rights related to such Awards.

5. Terms and Conditions of Options.
     Each Option described below which is granted under this Plan shall be subject to the following terms and conditions:
(a) Option Price. The Option price per share with respect to any Option shall be determined by the Committee, but in no event shall be less than the Fair Market Value of the Common Stock of the Company on the date such Option is granted. For holder of an Award who is a 10-Percent Shareholder on the date an Option is granted, the Option per share shall not be less than 110% of the Fair Market Value of such shares on the date the incentive stock Option is granted.
(b) Period of Option. (1) The exercise period of an Incentive Stock Option shall not exceed ten (10) years from the date the Option is granted; (2) however, the exercise period of an Incentive Stock Option for holder of an Award who is a 10-Percent Shareholder shall not excess five years from the date the Option is granted.
(c) Offset Provisions. If the Committee so determines and the applicable Award Agreement so provides, the exercise of all or any part of an Option granted under this Plan by a holder of an Option may result in the reduction or termination of another Option granted under this Plan to such holder of an Option to the extent so determined and provided.
(d) Payment. Payment for shares purchased upon exercise of an Option shall be made either in full or installments, as shall be determined by the Committee and provided in the applicable Award Agreement. Certificates for partly paid shares that result from the exercise of an Option shall be registered in the name of the Option holder and shall, immediately upon issue, be delivered to the Company, endorsed in blank by the Option holder or accompanied by a separate stock power so endorsed, in pledge as security for the payment of the unpaid balance of the Option price. The certificates issued to represent partly paid shares shall state thereon the total amount of the consideration to be paid therefore and the amount paid thereon. The holder of an Option shall, as such, have none of the rights of a stockholder and the certificate representing the shares being purchased pursuant to the exercise of an Option shall not be delivered until the purchase price (including taxes) for such shares has been paid in full.
(e) Dividends. Dividends on partly paid shares issued pursuant to the exercise of an Option (other than dividends in stock of the Company) shall be declared and paid only upon the basis of the percentage of the total Option price actually received thereon by the Company, and any such dividends paid prior to final payment for the shares shall be applied by the Company against the unpaid portion of the Option price with such amounts to be applied to installments of Plan purchase price coming due in the order of their maturity.
(f) Exercise of Option. The shares covered by an Option may not be purchased earlier than ninety (90) days after the date on which the Option is granted.

(g) Nontransferability of Award.. During an Award holder’s lifetime, an Option may be exercised only by the Option holder and shall not be transferable.
(h) Termination of Employment. Upon the termination of an Award holder’s employment for any reason other than death, termination for cause, or retirement pursuant to the terms of a retirement program adopted by the Company or one of its subsidiaries, his or her right to exercise the rights in such Award shall be limited to the exercise of vested rights at the date of such termination, which shall be exercised, if at all, not later than within three (3) months after the date of such termination, but in no instance later than the date of expiration of the Award, and at all times will be subject to the rights of the Company as set out in the Award Agreement, if any. If an Award holder’s employment is terminated for cause (as defined herein), all rights under his or her Award shall terminate immediately. Upon the termination of an Award holder’s employment by reason of retirement pursuant to the terms of a retirement program adopted by the Company or one of its subsidiaries, his or her right to exercise the rights in such Award shall be limited to the exercise of vested rights at the date of such retirement, which shall be exercised, if at all within the period not to exceed two years specified by the Committee in the applicable Award Agreement, but not later than the date of expiration of the Award, provided however that any Option granted as an ISO shall be exercised not more than three (3) months following retirement.
(i) Death of Option Holder. Upon the death of an Award holder, his or her right to exercise the rights in such Award shall be limited to the exercise of vested rights at the date of such death, which shall be exercised, if at all, (by the executor or administrator of the Award holder’s estate or by a Person who acquired the right to exercise such Award by bequest or inheritance or by reason of the Award holder’s death) within (1) 12 months after the date of death, or (2) in the event of death following termination of employment by reason of retirement pursuant to the terms of a retirement program of the Company or one of its subsidiaries, the period in which the Award privileges may be exercised upon termination by reason of such retirement as provided by the Committee in the applicable Award Agreement, whichever period terminates last, or such longer period as may be permitted by the Committee in its discretion, but in no event later than the date of expiration of the Award.
(j) Limitation. No employee eligible to participate in this Plan shall be granted one or more Incentive Stock Options to purchase shares, which said Incentive Stock Options become exercisable for the first time during any one calendar year, to the extent that the Fair Market Value of such shares (determined at the time that the Options are granted) exceeds $100,000. No employee shall be given the opportunity to exercise Incentive Stock Options granted hereunder with respect to shares valued in excess of $100,000 in any calendar year, except and to the extent that the Options shall have accumulated over a period in excess of one year.
(k) Award Agreement. Options granted under this Plan shall be offered only pursuant to an Award Agreement, in form and substance approved by the Committee and signed by the Company.

(l) Right of Committee. All other terms and conditions of any Award shall be determined by the Committee in its discretion.
6. Exercise of Options.
(a)	A holder of an Option may exercise the same as granted under the Plan with respect to all or any part of the number of shares then exercisable under the terms of his or her written Award Agreement by giving the Committee written notice of intent to exercise. The notice of exercise shall specify the number of shares to be purchased under the Option and the date of exercise, which shall be at least five (5) days after the giving of such notice unless an earlier time shall have been mutually agreed upon by the holder and the Company.

(b)	Full payment of the exercise price for the shares purchased shall be made by the holder on or before the exercise date specified in the notice of exercise. Payment of the exercise price of any shares with respect to which the Option is being exercised shall be (I) cash, (II) certified check to the order of the Company, or (III) shares of Common Stock of the Company valued at the Fair Market Value.

(c)	The Company shall not be required to deliver certificates for such shares until full payment of the exercise price has been made. On or as soon as is practicable after the exercise date specified in an Option holder’s notice and upon full payment of the exercise price, the Company shall cause to be delivered to the holder a certificate or certificates for the shares then being purchased (out of previously unissued Common Stock or reacquired Common Stock, as the Company may elect). The exercise of the Option and the resulting obligation of the Company to deliver Common Stock shall, however, be subject to the condition that the listing, registration, or qualification of the Option or the shares upon any securities exchange or under any State or federal law, or the consent or approval of any governmental regulatory body shall have been effected or obtained free of any conditions not acceptable to the Committee, if at any time the Committee shall determine in its sole discretion that such listing, registration, qualification, consent or approval is necessary or desirable.

(d)	If an Option holder fails to pay for any of the shares specified in such notice, his or her right to purchase such shares may be terminated by the Company. The date specified in the Option holder’s notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the shares to be purchased upon such exercise shall have been received by such date.

(e)	In the event of the Change of Control, the provisions of Section 12 shall govern the exercise of the Option.

(f)	The holder of an Option shall not have any of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be issued to him or her upon the exercise of his or her Option, provided however, that some indicia of ownership may be specifically granted in the Award Agreement.

(g)	Notwithstanding the foregoing, any shares that may be purchased as of the Effective Date, pursuant to the terms of any Option granted prior to the Effective Date, shall continue thereafter to be purchasable pursuant to the exercise of such Option.
7. Restricted Stock Award Grants and Limits.
(a)	Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board shall constitute the granting of any Restricted Stock Award hereunder. The granting of an Award which is Restricted Stock pursuant to the Plan shall take place only when a written Restricted Stock Award Agreement shall have been duly executed and delivered by or on behalf of the Company and the individual (or his or her duly authorized attorney-in-fact) to whom such Restricted Stock Award is to be granted.

(b)	During a holder’s lifetime and at any time prior to the satisfaction of the conditions under the Restricted Stock Award, a Restricted Stock Award granted under the Plan shall not be transferable except, in case of the death of a holder who is an employee, by will or the laws of descent and distribution, nor shall the award be subject to attachment, execution or other similar process. In the event of (I) any attempt by the employee to alienate, assign, pledge, hypothecate or otherwise dispose of the award, except as provided in the Plan, or (II) the levy of any attachment, execution or similar process upon the rights or interest conferred by the award, the Company may terminate the award by notice to the employee and upon such notice the award shall become null and void.

(c)	Unless otherwise provided in the terms of the Award Agreement, if an employee’s continuous employment shall terminate by reason of his or her death or disability (as determined by the employee’s establishing to the Committee his disability as defined in Code Section 22(e)(3), as amended from time to time) prior to the satisfaction of the conditions under the Restricted Stock Award, then all unvested Common Stock under the Restricted Stock Award shall be forfeited immediately by the employee as of that date.

(d)	If an employee’s continuous employment shall terminate for any reason other than his death or disability, prior to the satisfaction of the conditions under the Restricted Stock Award then all unvested Common Stock under the Restricted Stock Award shall be forfeited immediately by the employee as of that date.

(e)	Notwithstanding anything to the contrary in this paragraph 7, if an employee’s employment is terminated with Cause then all Common Stock under any Restricted Stock Award held by the employee shall be forfeited by him immediately as of such termination.

(f)	The Company shall not be required to deliver certificates for such shares until all conditions under the Restricted Stock Award have been satisfied or deemed satisfied. On or as soon as is practicable after the conditions under the Award have been satisfied, the Company shall cause to be delivered to the holder of the Award, a certificate or certificates for the shares then being released (out of previously unissued Common Stock or reacquired Common Stock, as the Company may elect). The obligation of the Company to deliver Common Stock shall, however, be subject to the condition that the listing, registration, or qualification of the shares upon any securities exchange or under any State or federal law, or the consent or approval of any governmental regulatory body shall have been effected or obtained free of any conditions not acceptable to the Committee, if at any time the Committee shall determine in its sole discretion that such listing, registration, qualification, consent or approval is necessary or desirable.

(g)	The Award to a holder of a Restricted Stock Award is subject to delivery by such holder of any share certificate issued by the Company to evidence the award of Restricted Stock to the Secretary of the Company or such other officer of the Company as may be designated by the Company’s Chief Executive Officer (the “Share Custodian”) to be held by the Share Custodian until the Restricted Stock becomes vested in accordance with the Award Agreement. When all or any portion of the Restricted Stock becomes vested, the Share Custodian shall deliver to such holder of Restricted Stock (or his beneficiary in the event of death), a certificate representing the vested Restricted Stock (which then will be unrestricted). The conveyance by the holder of Restricted Stock to the Share Custodian operates to irrevocably appoint the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of the holder of Restricted Stock with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Restricted Stock to the Company, or to transfer a portion of the Restricted Stock to the holder of Restricted Stock on an unrestricted basis upon vesting, pursuant to this Agreement, in the name, place, and stead of the holder of Restricted Stock. The term of such appointment shall commence on the date of the Award Agreement and shall continue until all the Restricted Stock becomes vested or is forfeited. During the period that the Share Custodian holds the shares of Restricted Stock, the holder of Restricted Stock shall be entitled to all rights applicable to shares of common stock of the Company not so held, including the right to vote and receive dividends, but provided, however, in the event the number of shares of Restricted Stock is increased or reduced in accordance with Section 15 of the Plan, and in the event of any distribution of common stock or other securities of the Company in respect of such shares of common stock, any certificate representing shares of such additional common stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian and shall be subject to all of the provisions of the Plan as if initially received hereunder.
8. Reallocation of Options.
     Shares of Common Stock covered by Options which expire or are terminated for any reason prior to being exercised in full may, within the limitations of paragraph 1 above, be reallocated by the Committee on or before ten years from the date this Plan is adopted by the Company.
9. Governmental Regulations.
     This Plan, and the grant and exercise of Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities, including but not limited to, wage control boards.

10. Discontinuance or Amendment of the Plan and Awards.
     The Board may discontinue this Plan at any time, and may amend it from time to time, but no amendment may, without further stockholder approval, (a) increase the total number of shares which may be purchased under the Plan other than as provided in paragraph 8, or (b) extend the period during which Incentive Stock Options may be granted, or (c) change the class of employees to whom Incentive Stock Options may be granted, and no outstanding Option may be revoked, or altered in any manner unfavorable to the holder, without the consent of the holder.
11. Effective Date of the Plan.
     The Plan became effective on July 22, 2000. This Second Amended and Restated 2000 Incentive Stock Plan shall be effective as of approval by the stockholders of the Company.
12. Change of Control.
     In the event of the Change of Control, dissolution or liquidation of the Company, then the Board shall determine, at its sole discretion, the treatment of any and all unvested rights under Awards granted under the Plan, including without limitation, that the unvested Awards shall terminate, shall become fully exercisable or convertible into rights in the acquiring entity which are similar to the Awards, as to all or any part of the shares covered thereby including shares as to which such Award would not otherwise be exercisable by reason of an insufficient lapse of time, conditioned upon the occurrence of the Change of Control. In the event they are fully exercisable, a holder of an Award may exercise rights related to such Award, as the case may be: (I) at the closing of such Change of Control, or (II) for a period of not less than thirty (30) days prior to the dissolution or liquidation, beginning as of a date to be fixed by the Committee, provided that not less than thirty (30) days’ written notice of the date so fixed shall be given to each holder.
13. Restrictions on Issuance of Shares.
     Each issuance of Common Stock shares as the result of the exercise of any Option or satisfaction of the conditions under any other Award shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such delivery or purchase of Common Stock shares, then in any such event, such option exercise or other Award grant satisfaction shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained under conditions acceptable to the Company.
14. Employment Not Affected.
     Neither the granting of an Award, nor the exercise of rights under the Award or fulfillment of the conditions of an Award shall be construed as granting to any Person any right with respect to establishment or continuance of his or her employment with the Company. Except as may otherwise be limited by a written agreement between the Company and an employee, the right of the Company to terminate at will the employee’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company and is acknowledged by each employee receiving a grant of an Award.
15. Adjustments.
(a)	In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for which options and Restricted Stock Awards may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding grants, or portions thereof then unexercised or unsatisfied, shall be applicable, to the end that the proportionate interest of the holder of the Award shall, to the extent practicable without the existence of fractional shares, be maintained as before the occurrence of such event. Such adjustment if to outstanding options shall be made without change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the option price per share. To the extent that fractional shares would have otherwise resulted from such adjustments, such fractional shares will be deemed forfeited from any option or Restricted Stock Award, and appropriate adjustments shall be made to the option price of any effected option.

(b)	Decisions regarding adjustments and determinations shall be made by the Committee in good faith whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding and conclusive, and shall not be challenged except to the degree the claim is a lack of good faith.
16. References, Construction and Definitions.
     Unless otherwise indicated, all references made in the Plan shall be to articles, sections and subsections of the Plan. The Plan shall be construed in accordance with the laws of the Commonwealth of Virginia. The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in construction of the provisions of the Plan. In the construction of the Plan, the masculine shall include the feminine and the singular the plural wherever appropriate. If any provision of this Plan shall be held invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan and this Plan shall be construed and enforced as if such illegal and invalid provisions had never been included. The following terms (in alphabetical order) shall have the meanings set forth for purposes of the Plan:
(a)	“Affiliate” of a Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person, including any direct or indirect subsidiary of the Company (each a “subsidiary”).

(b)	“Award” shall mean any stock option, Incentive Stock Option, Restricted Stock awards or other stock rights granted under the Plan;

(c)	“Board” means the Board of Directors of the Company;

(d)	“for cause” as used in the Plan means:
I.	in the case of a holder of an Award who is a non employee Director or member of an advisory board, the voluntary termination of the relationship with the Company by the holder of the Award, or commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its Subsidiaries or affiliates; and

II.	in the case of a holder of an Award whose employment with the Company or a subsidiary is, as the date of the applicable Agreement, subject to the terms of an employment agreement between such holder and the Company or a subsidiary, which employment agreement includes a definition of “Cause”, such term as used in this Plan or any Agreement shall have the meaning to set forth in such employment agreement during the period that such employment agreement remains in effect; or

III.	in all other cases, the term “cause” or “Cause” as used in this Plan or any Agreement shall mean (i) intentional failure to perform reasonably assigned duties or voluntary termination of the relationship with the Company by the holder of the Award, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) in connection with the performance of duties.
(e)	“Change of Control” means (I) the accumulation (including through a merger, consolidation, share exchange, division or sale) by any individual, firm, corporation or other entity (other than by the current shareholders of the Company as of the date the Plan is adopted or last amended, the Company or any subsidiary; any profit-sharing, employee stock ownership, or other employee benefit plan of the Company or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity), separately or in combination with any affiliates or associates, of beneficial ownership of more than fifty-one percent (51%) of the outstanding shares of all classes of capital stock of the Company issued, from time to time, or (II) the sale or disposition of the assets of the Company as a result of which current shareholders of the Company as of the date the Plan is adopted or last amended, do not hold, immediately following such sale, a majority of the voting power of each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than twenty five percent (25%) of the consolidated assets of the Company immediately prior to the transaction; provided, however, that it shall not include any transaction described in items (I) or (II) above which a majority of the Board, acting at a meeting held not more than 60 days after the date of such transaction and at which a quorum of directors sufficient to conduct business under Delaware law is present, declares, for reasons in its sole discretion, not to be a “Change of Control” for purposes of this Plan; and provided, further, that the date of a Change of Control shall be deemed to be the actual date of the transaction described in items (I) or (II) above or, if such date is not clearly determinable, the date on which a majority of the Board members, meeting as described above, shall determine was the date as of which the Company had reason to know of the same;

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time;

(g)	“Committee” means the Stock Option Committee which may be the Compensation Committee of the Board as constituted from time to time; provided, however, that if the Committee shall not be in existence, the term “Committee” shall mean the Board;

(h)	“Company” means IdleAire Technologies Corporation, a Delaware corporation;

(i)	“Common Stock” means the $0.01 par value, voting common stock of the Company;

(j)	“Effective Date” means the date on which the Plan was approved and adopted by the Board and the stockholders of the Company;

(k)	“Fair Market Value” as used herein means, for as long as the Common Stock is not readily tradable on an established securities market, the values determined for Common Stock at least annually by the Committee in its sole discretion based on a value determined by an “independent appraiser” as defined in regulations under Code Section 170(a)(l), provided, however, (A) if at any time Common Stock does become traded on a reasonably active basis, but not listed on an established stock exchange, its Fair Market Value shall be based on the mean between the highest and lowest sales prices as reflected on the NASDAQ Interdealer Quotation System of the National Association of Securities Dealers, Inc. on the date in question or, (B) if it is listed on an established stock exchange, based on the mean between the highest and lowest sales prices on such exchange on the date in question, (C) in the case of Incentive Stock Options, Fair Market Value may not be less than fair market value within the meaning of Code Section 422, and (D) in the case of all Options, Fair Market Value may not be less than fair market value within the meaning of Code Section 409A; and provided, further, that if, for any reason, Fair Market Value otherwise cannot be ascertained or is unavailable for a particular date, such value shall be determined as of the nearest preceding date on which such value can be ascertained pursuant to the applicable method described above;

(l)	“Incentive Stock Option” means any stock option granted with the intent of being a stock option as defined in Code Section 422 and containing the terms necessary to meet the requirements of that section of the Code and related Code sections and regulations;

(m)	“Option” shall mean an option to purchase stock in an Award granted by the Company under the Plan;

(n)	“Person” shall mean all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures and any other entities;

(o)	“Plan’ means this 2000 Amended and Restated Incentive Stock Plan of the Company, as amended.

(p)	“Restricted Stock” means a share of Common Stock with time or performance conditions which must be satisfied before the holder of the share can exercise full ownership of it;

(q)	“Share Custodian” means an officer designated by the Chief Operating Officer under paragraph 7(g) to hold Restricted Stock until it becomes vested in accordance with an Award Agreement in accordance with that paragraph.

(r)	“10-Percent Shareholder” means any individual who owns more than ten percent (10%) of the total combined voting power of all classes of Common Stock as determined after applying the attribution rules under Code Section 424(d).